FORM 8-K


                       Securities and Exchange Commission

                             Washington, D.C. 20549


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 2, 2001

                              HOT PRODUCTS, INC.COM
             (Exact name of registrant as specified in its charter)

         Arizona                            0-27382                   86-0737579

(State or other                       (Commission File             (IRS Employer
 Jurisdiction of                          Number)                 Identification
 Incorporation                                                           Number)


          7625 E. Redfield Road, Suite 200, Scottsdale, Arizona 85260

               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, including area code: (480) 368-9490










Special Note Regarding Forward-Looking Statements

Some of the statements in this report may discuss future expectations, contain projections of results of operation or financial condition, or include other "forward-looking" information. Those statements are based on our assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the results we currently contemplate. Important factors that could cause actual results to differ from expectations include, for example, our failure to resolve the dispute with International Global Positioning, Inc., described below, and other factors set forth under the heading "Special Conditions" beginning on page 7 of our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2001. Item
2. Acquisition or Disposition of Assets In a prior Current Report on Form 8-K filed October 15, 2001, Hot Products, Inc.com ("HPIC") announced that it had entered into a Preliminary Agreement for a merger with International Global Positioning, Inc. ("IGP"). On November 2, 2001, IGP abruptly terminated its merger negotiations prior to the execution of the definitive Agreement and Plan of Merger. HPIC believes that IGP and its principals wrongfully terminated the Preliminary Agreement, and violated the doctrine of good faith and fair dealing practices. HPIC is evaluating its options to ensure that HPIC is fully compensated for any damages it may have suffered. HPIC is currently pursuing other merger opportunities and strategic partnership alliances as it continues its day-to-day operations.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 7, 2001
                                          Hot Products, Inc.com


                                          By       /s/ James L. Copland
                                          James L. Copland
                                          President and Chief Executive Officer